UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 18, 2022

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue,	Cleveland,	Ohio	44115-2634
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2022, Athersys, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company is not in compliance with the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2 (the “Bid Price Requirement”), because the closing bid price of the Company’s common stock (the “Common Stock”) was below $1.00 per share for 30 consecutive business days. The Notice does not impact the listing of the Common Stock on the Nasdaq Capital Market at this time.
The Notice provided that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from the date of the Notice, or until September 14, 2022, to regain compliance with the Bid Price Requirement. During this period, the Common Stock will continue to trade on the Nasdaq Capital Market. If at any time before September 14, 2022 the bid price of the Common Stock closes at or above $1.00 per share for a minimum of ten consecutive trading days, Nasdaq will provide written notification that the Company has achieved compliance with the Bid Price Requirement and the matter will be closed.
The Company is considering all available options to regain compliance with the Bid Price Requirement. Additionally, the Company anticipates that its Common Stock price will be impacted by the 90-day and one-year results of the TREASURE study being conducted by its partner, HEALIOS K.K., which, as previously disclosed, are expected to be unblinded and released in the second quarter of 2022 following the last patient’s one year follow-up visit in March 2022. The TREASURE study is a Phase 2/3 double-blind, randomized, placebo-controlled clinical trial evaluating MultiStem® (invimestrocel), the Company’s lead product platform, for the treatment of ischemic stroke in over 200 patients in Japan.
However, there can be no assurance that the Company will be able to regain compliance with the rule or will otherwise be in compliance with other Nasdaq listing criteria. In the event the Company does not regain compliance by September 14, 2022, the Company may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the Bid Price Requirement. To qualify for the additional 180-day period, the Company will be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards (with the exception of the Bid Price Requirement). In addition, the Company will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq will notify the Company that its Common Stock is subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the timing and nature of results of clinical trials involving our MultiStem product candidate. We have attempted to identify forward-looking statements by using such words as “anticipates,” “expects,” “will,” or other similar expressions. These forward-looking statements are only predictions, are largely based on our current expectations and are subject to a number of risks and uncertainties. The following risks and uncertainties may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements: the possibility of unfavorable results from ongoing clinical trials involving MultiStem; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in an early stage clinical trial may not be predictive of results in later stage or large scale clinical trials; the timing and nature of results from the Healios TREASURE clinical trial in Japan evaluating the MultiStem treatment in stroke, including the timing of the release of data by Healios from its clinical trials, which could be delayed by, among other things, the regulatory process with the Pharmaceuticals and Medical Devices Agency (PMDA) in Japan; and the risks mentioned elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021 under Item 1A, “Risk Factors” and our other filings with the Securities and Exchange Commission. The forward-looking statements contained in this Form 8-K, speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.
Item 8.01    Other Events
Exhibit 4.1 to this Current Report on Form 8-K sets forth an updated description of the Company's securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1	Description of the Registrant's Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 24, 2022

ATHERSYS, INC.

By:	/s/ Ivor Macleod
Name: Ivor Macleod Title: Chief Financial Officer